UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2016 (December 15, 2015)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, Calpian, Inc. (the “Company”) received a letter of resignation from Craig Jessen. Mr. Jessen informed the Company that, effective as of November 29, 2015 (the “Effective Date”), he resigned his position as a director on the Company’s Board of Directors, as the Company’s president and any other positions he held within the Company and its subsidiaries. The Company believes that Mr. Jessen’s resignation was not as a result of any disagreements with the Company. The Company and Mr. Jessen are in discussions to determine and appropriately calculate any and all compensation and or severance due to Mr. Jessen as of the Effective Date. The Company undertakes to update this Current Report on Form 8-K by amendment to provide further information as soon as it either become aware of any disagreements Mr. Jessen has with the Company or as soon as a compensation package has been accepted by Mr. Jessen.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: May 12, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer